UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2008

Payphone Wind Down Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50712	58-2131736
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 143209, Fayetteville, GA	30214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 631-3489

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 18, 2008 Tauber & Balser, P.C. (“T&B”) resigned as Payphone Wind Down Corporation’s (the “Company”) independent registered public accounting firm.  The resignation was approved by the Company’s Board of Directors.

The report of T&B on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, except that the financials were presented on the liquidation basis of accounting.

During the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent periods through August 18, 2008, there were no disagreements with T&B on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of T&B would have caused them to make reference thereto in T&B’s reports on the financial statements of the Company for such fiscal years.

During the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent period through August 18, 2008, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)), except that T&B advised the Company of material weaknesses noted during their audit of the December 31, 2006 financial statements related to controls around the Company’s reconciliation of certain receivable and payable accounts and the Company’s estimation process in connection with certain revenues and expenses.

The Company was advised of the material weaknesses on October 9, 2007, at which time the Audit Committee discussed the reportable event with T&B.  The Company has authorized T&B to respond fully to the inquiries of any successor accountant, if any, concerning the subject matter of the reportable event.

The Company provided T&B with a copy of this Current Report on Form 8-K, and requested that T&B furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether T&B agrees with the disclosure contained in this Current Report on Form 8-K or, if not, stating the respects in which it does not agree. The Company has received the requested letter from T&B and a copy of T&B’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 8.01  Other Events.

Pursuant to the Annual Meeting of Stockholders held February 15, 2006, the stockholders of the Company approved, among other things, the sale of substantially all of our assets to Empire Payphones, Inc. and the winding down of our operations. The consummation of the Asset Sale Agreement, dated November 1, 2005, as amended by the First Amendment to the Asset Sale Agreement, dated February 9, 2007, by and between the Company and Empire Payphones, Inc. occurred as of December 31, 2006, and as a result, our activities are limited to collecting proceeds from assets not included in the sale, paying off creditors, satisfying requirements under applicable law and distributing any remaining proceeds to stockholders of record. The stock transfer books of the Company have been closed as of the close of business on February 13, 2007, and a Certificate of Dissolution was filed with the Delaware Secretary of State on February 14, 2007.  Pursuant to Delaware General Corporation Law, we will continue to exist for three years after the Certificate of Dissolution is filed or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against us and enabling us to gradually close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets.  During the aforementioned period of dissolution, and consistent with the guidance provided by Exchange Act Release No. 34-9660 (June 30, 1972), we will file current reports on Form 8-K to disclose material financial information and material events relating to our liquidation and dissolution.  The Company is filing herewith, unaudited financial statements for the three and six months ended June 30, 2008.

Effective May 1, 2008, Michael McClellan resigned as Chief Financial Officer, Executive Vice President and Treasurer of the Company.  He will continue to serve on the Company’s Board of Directors and will provide consulting services to the Company.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYPHONE WIND DOWN CORPORATION
August 19, 2008
By:

/s/ Guy A. Longobardo

		Name:	Guy A. Longobardo
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter of Tauber & Balser, P.C., dated August 19, 2008, regarding change in independent registered public accounting firm.
99.1	Payphone Wind Down Corporation Financial Statements